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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 33-25884, 33-49660, 33-53338, 33-54409, 33-62331, 333-12089, 333-53977, and
333-66991 on Forms S-8 of our reports dated March 15, 2005, relating to the financial statements and financial statement schedules of P. H. Glatfelter Company and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of P. H. Glatfelter Company for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP


Philadelphia, Pennsylvania
March 24, 2005